UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Earliest Event Reported): November 9, 2016

CYTRX CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-15327 (Commission File Number)	58-1642740 (I.R.S. Employer Identification No.)

11726 San Vicente Boulevard, Suite 650 Los Angeles, California (Address of Principal Executive Offices)	90049 (Zip Code)

(310) 826-5648 (Registrant's Telephone Number, Including Area Code)

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.
On November 9, 2016, CytRx Corporation ("we," "our," "us," "CytRx," or the "company") entered into a letter agreement dated November 8, 2016 in which we agree to issue on or before November 16, 2016 a contingent warrant to purchase up to 2,000,000 shares of our common stock at an exercise price of $0.70 in consideration of consulting services to be rendered on our behalf.
The contingent warrant will be for a term of 18 months from the date of issuance, subject to other terms. It will become exercisable only in the event a specified business transaction occurs during the term of the contingent warrant. The contingent warrant will otherwise not be exercisable and will be cancelled.
The contingent warrant was offered and will be issued without registration under the Securities Act of 1933, as amended, or the Act, pursuant to the exemption from registration afforded by Section 4(2) of the Act of 1933, as it will be issued to a single accredited investor in a transaction not involving any form of advertising or other general solicitation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
CytRx Corporation

Date: November 14, 2016	By:	/s/ JOHN Y. CALOZ
John Y. Caloz
Chief Financial Officer